EXHIBIT 99.2

EVERSOURCE ENERGY AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	June 30,	December 31,
(Thousands of Dollars)	2016	2015

ASSETS

Current Assets:
Cash and Cash Equivalents	$38,726	$23,947
Receivables, Net	806,340	775,480
Unbilled Revenues	203,824	202,647
Taxes Receivable	103,926	305,359
Fuel, Materials, Supplies and Inventory	292,547	336,476
Regulatory Assets	863,360	845,843
Prepayments and Other Current Assets	106,561	129,034
Total Current Assets	2,415,284	2,618,786

Property, Plant and Equipment, Net	20,448,475	19,892,441

Deferred Debits and Other Assets:
Regulatory Assets	3,661,578	3,737,960
Goodwill	3,519,401	3,519,401
Marketable Securities	518,750	516,478
Other Long-Term Assets	319,175	295,243
Total Deferred Debits and Other Assets	8,018,904	8,069,082

Total Assets	$30,882,663	$30,580,309

LIABILITIES AND CAPITALIZATION

Current Liabilities:
Notes Payable	$767,000	$1,160,953
Long-Term Debt - Current Portion	178,883	228,883
Accounts Payable	631,566	813,646
Obligations to Third Party Suppliers	133,943	128,564
Regulatory Liabilities	119,413	107,759
Other Current Liabilities	472,964	549,985
Total Current Liabilities	2,303,769	2,989,790

Deferred Credits and Other Liabilities:
Accumulated Deferred Income Taxes	5,398,926	5,147,678
Regulatory Liabilities	527,678	513,595
Derivative Liabilities	381,572	337,102
Accrued Pension, SERP and PBOP	1,294,548	1,407,288
Other Long-Term Liabilities	875,270	871,499
Total Deferred Credits and Other Liabilities	8,477,994	8,277,162

Capitalization:
Long-Term Debt	9,435,924	8,805,574

Noncontrolling Interest - Preferred Stock of Subsidiaries	155,568	155,568

Equity:
Common Shareholders' Equity:
Common Shares	1,669,392	1,669,313
Capital Surplus, Paid In	6,252,514	6,262,368
Retained Earnings	2,962,843	2,797,355
Accumulated Other Comprehensive Loss	(65,364)	(66,844)
Treasury Stock	(309,977)	(309,977)
Common Shareholders' Equity	10,509,408	10,352,215
Total Capitalization	20,100,900	19,313,357

Total Liabilities and Capitalization	$30,882,663	$30,580,309

The data contained in this report is preliminary and is unaudited.  This report is being submitted for the sole purpose of providing information to present shareholders about Eversource Energy and Subsidiaries and is not a representation, prospectus, or intended for use in connection with any purchase or sale of securities.

EVERSOURCE ENERGY AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
(Thousands of Dollars, Except Share Information)	2016	2015	2016	2015

Operating Revenues	$1,767,184	$1,817,061	$3,822,819	$4,330,491

Operating Expenses:
Purchased Power, Fuel and Transmission	581,260	685,118	1,336,119	1,847,167
Operations and Maintenance	320,714	316,641	640,850	650,024
Depreciation	176,507	163,668	350,492	327,505
Amortization of Regulatory (Liabilities)/Assets, Net	(8,716)	(1,166)	12,281	59,438
Energy Efficiency Programs	119,667	101,850	256,842	248,452
Taxes Other Than Income Taxes	154,330	138,935	314,277	288,415
Total Operating Expenses	1,343,762	1,405,046	2,910,861	3,421,001
Operating Income	423,422	412,015	911,958	909,490
Interest Expense	100,492	92,259	198,703	187,102
Other Income, Net	8,038	12,899	10,049	18,626
Income Before Income Tax Expense	330,968	332,655	723,304	741,014
Income Tax Expense	125,439	123,268	271,742	276,494
Net Income	205,529	209,387	451,562	464,520
Net Income Attributable to Noncontrolling Interests	1,880	1,880	3,759	3,759
Net Income Attributable to Common Shareholders	$203,649	$207,507	$447,803	$460,761

Basic and Diluted Earnings Per Common Share	$0.64	$0.65	$1.41	$1.45

Dividends Declared Per Common Share	$0.45	$0.42	$0.89	$0.84

Weighted Average Common Shares Outstanding:
Basic	317,785,495	317,613,166	317,651,319	317,352,004
Diluted	318,476,699	318,559,568	318,478,876	318,525,378

The data contained in this report is preliminary and is unaudited.  This report is being submitted for the sole purpose of providing information to present shareholders about Eversource Energy and Subsidiaries and is not a representation, prospectus, or intended for use in connection with any purchase or sale of securities.

EVERSOURCE ENERGY AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	For the Six Months Ended June 30,
(Thousands of Dollars)	2016	2015

Operating Activities:
Net Income	$451,562	$464,520
Adjustments to Reconcile Net Income to Net Cash Flows Provided by Operating Activities:
Depreciation	350,492	327,505
Deferred Income Taxes	250,851	176,800
Pension, SERP and PBOP Expense	22,659	48,432
Pension and PBOP Contributions	(65,929)	(31,032)
Regulatory Underrecoveries, Net	(5,768)	(73,547)
Amortization of Regulatory Assets, Net	12,281	59,438
Other	(10,808)	(38,521)
Changes in Current Assets and Liabilities:
Receivables and Unbilled Revenues, Net	(76,751)	(123,984)
Fuel, Materials, Supplies and Inventory	43,930	60,044
Taxes Receivable/Accrued, Net	230,075	214,577
Accounts Payable	(151,996)	(228,176)
Other Current Assets and Liabilities, Net	(72,160)	9,226
Net Cash Flows Provided by Operating Activities	978,438	865,282

Investing Activities:
Investments in Property, Plant and Equipment	(869,168)	(740,379)
Proceeds from Sales of Marketable Securities	327,581	427,990
Purchases of Marketable Securities	(322,244)	(408,242)
Other Investing Activities	(2,991)	4,821
Net Cash Flows Used in Investing Activities	(866,822)	(715,810)

Financing Activities:
Cash Dividends on Common Shares	(282,314)	(264,936)
Cash Dividends on Preferred Stock	(3,759)	(3,759)
Decrease in Notes Payable	(393,953)	(449,375)
Issuance of Long-Term Debt	800,000	750,000
Retirements of Long-Term Debt	(200,000)	(166,577)
Other Financing Activities	(16,811)	(17,059)
Net Cash Flows Used in Financing Activities	(96,837)	(151,706)
Net Increase/(Decrease) in Cash and Cash Equivalents	14,779	(2,234)
Cash and Cash Equivalents - Beginning of Period	23,947	38,703
Cash and Cash Equivalents - End of Period	$38,726	$36,469

The data contained in this report is preliminary and is unaudited.  This report is being submitted for the sole purpose of providing information to present shareholders about Eversource Energy and Subsidiaries and is not a representation, prospectus, or intended for use in connection with any purchase or sale of securities.